                                                                   Exhibit 10.45
                                                                   -------------

                            EMPLOYMENT AGREEMENT

                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, the Board of Directors of the Company (the "Board") has determined that THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of January 1, 2000, ("Effective Date"), is made and entered into by and between FinancialWeb.Com, Inc., a Nevada corporation (the "Company"), and Kevin Leininger, a Pennsylvania resident ("Employee").

     WHEREAS, the Board has determined that the Employee's contribution to the growth and success of the Company will be substantial, and the Board has further determined that this Agreement will reinforce and encourage the Employee's attention and dedication to the Company and is in the best interests of the Company, and

     WHEREAS, the Board desires to provide for the employment of the Employee, as memorialized in this Agreement, and the Employee is willing to commit himself to serve the Company.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency all of which are forever acknowledged and confessed, the parties hereby agree as follows:

     1.   Agreement for Employment.
          ------------------------

     1.1  Employment.  The Company (including its successors, present and future
          ----------
subsidiaries, affiliates or divisions of the Company or any one or more other entities to which the business or functions of the Company may be transferred) hereby engages and employs and agrees to continue to employ the Employee, and Employee accepts such engagement and employment as President and Chief Executive Officer of the Company and agrees to serve the Company on the terms herein specified.

     1.2  Employee's Service.  Employee agrees to act as President and Chief
          ------------------
Executive Officer of Company for so long as he holds such offices of the Company. Employee shall divide his time among New York City, Orlando, and his home office during the term of this Agreement.

     1.3  Office of President. Employee acknowledges that the office of
          -------------------
President of the Company is an office to which he must be appointed by the Board and that the Board has appointed Employee to serve for a period equal to the Term. Employee may not be removed from such office except in strict accordance with the procedures set forth in this Agreement. The removal of Employee or expiration of Employee's appointment shall not affect this Agreement except as specified below. Company represents and warrants to Employee that Company's Articles of Incorporation and By-laws do not prohibit such appointment and the employment contemplated hereunder.

     2.   Scope of Management and Duties.
          -------------------------------

     2.1  Scope of Duties. The Employee is authorized to conduct the Company's
          ---------------
business as he deems appropriate in his sole discretion, subject to the provisions hereof. The Employee shall be the senior management officer of the Company and the primary effector of Board action, with responsibility and authority for the general direction of the affairs of the Company, the supervision of its officers and the supervision of its employees. Employee shall be solely responsible for conducting the day to day operations and business of the Company. The Employee shall attend all meetings of the Board and shall sign and execute in the name of the Company all contracts or other instruments unless delegated to another employee by Employee; and in general shall perform all duties customarily incident to the offices of President and Chief Executive Officer.

Employee shall prepare for the approval of the Board, a budget for each fiscal year of the Company during the Term. The first such budget shall be submitted to the Board within thirty (60) days of the date hereof, and thereafter annual budgets shall be submitted for Board approval on each January 2 or the next business day thereafter. The Board shall approve such budget or consult with Employee regarding such budget within thirty (30) days of the Board's receipt of same. Employee is hereby authorized to carry out the actions necessary to implement each item set forth in the approval budget without further authorization or approval. The Board shall, from time to time, establish the Company's objectives and shall cause those objectives to be published in the minutes of the Company. The Employee shall, to the best of his ability conduct the business of the Company to achieve the published objectives of the Company. The Board shall assist Employee in performing the duties set forth herein.

     2.2  Legal Compliance. In the discharge of his duties, the Employee shall
          ----------------
use his best efforts to adhere to the legal requirements codified in statues, ordinances and governmental regulations applicable to the Company, unless the failure to do so will not have a material adverse effect on the Company.

     2.3  Required Efforts. Employee shall devote his full time and effort to
          ----------------
the business and affairs of the Company in order to accomplish the tasks assigned to him under this Agreement, except in cases of Disability or Incapacity, as hereinafter defined. This Agreement shall not be construed to prevent the Employee from investing his personal assets in businesses which do not compete with Company.

     3.   Term.
          ----

     3.1  Term. This Agreement shall commence on the Effective Date and continue
          ----
thereafter, unless terminated as hereinafter provided, for one year from the Effective Date (the "Initial Term") and for successive one (1) year periods ("Renewal Terms"). The word "Term" shall mean the Initial Term as well as any and all Renewal Terms.

     3.2  Renewal. This Agreement shall be automatically extended without the
          -------
action of any party at the end of the Initial Term and each Renewal Term unless either the Company or the Employee delivers to the other written notice that the Employee's employment hereunder will not be extended. Such notice must be delivered at least ninety (90) days prior to the expiration of the Term, whether the Initial Term or a Renewal Term, for which it is to be effective.

     4.   Compensation.
          -------------

     4.1  Base Salary. Throughout the Term of this Agreement the Company agrees
          -----------
to compensate and pay Employee a base salary at the initial rate of TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($ 225,000) per year, commencing on January 15, 2000. The base salary shall be paid in equal periodic installments on the fifteenth and last day of each month. The base salary shall be increased annually in accordance with the good faith business practices of the Company and customary business practices.

     4.2  Annual Incentive Bonus: Employee's target bonus will be 30% of annual
          ----------------------
cash base salary. This bonus will be developed with the FWEB Board of Directors, and will be based on Employee's individual and business performance against specific objectives developed with the Board of Directors. It will be paid in the first quarter following each performance year.

     4.3  Termination Compensation. If Employee's employment is terminated for
          ------------------------
any reason other than by Employee's voluntary resignation or "For Cause" as defined in Section 7.5, the Employee's Base Salary shall be continued (a) for a period equal to six months, regardless of Employee's employment status. The Termination Compensation shall be paid in equal periodic installments on the fifteenth and last days of each month.

     4.4  Equity Compensation. In addition to Employee's compensation provided
          --------------------
above, the Company shall grant stock options to Employee, as set forth below. Notwithstanding the foregoing,

     4.5  Stock Incentive Award: Upon commencement of employment, Employee will
          ---------------------
be granted an option to purchase 225,000 shares on January 31, 2000, with an exercise price equal to that day's closing price, which grant shall vest on a schedule of 25% on the last business day of each quarter during the first year of employment, and shall be subject to the terms and conditions set forth in the Company's Incentive Stock Option Plan. The Employee will have three additional grant targets to purchase an additional 300,000 Option Shares (Target Option Shares), which would vest at the rate of 25% per year, when the Company's trading price closes for three consecutive days at or above the following prices:


  4.5.1   First Target Option: Eleven (11) dollars - an additional 100,000
          -------------------
          options will be granted at 11 dollars.

  4.5.2   Second Target Option: Seventeen (17) dollars - an additional 100,000
          --------------------
          options will be granted at 17 dollars.

  4.5.3   Third Target Option: Twenty Five (25) dollars - an additional 100,000
          -------------------
          options will be granted at 25 dollars.

  4.5.4   Lock Up: The shares resulting from option exercises may not be sold
          -------
          prior to February 15, 2001 and then at a rate not to exceed 10,000 shares per month, except in the case of Point 4.5.6. This Point shall survive this Agreement, except as provided by Point 4.5.7.

  4.5.5   Target Option Share Forfeiture: If Employee were to voluntarily
          ------------------------------
          terminate his employment or be terminated "For Cause" at any point prior to 18 months from his first day of employment, any grant made for Target Option Shares would be cancelled. If Employee were to voluntarily terminate or be terminated "For Cause" after this 18-month period he would forfeit his vesting rights to all remaining stock options granted but not yet vested, however he would be eligible to exercise and sell all vested options, adhering to the 10,000 shares per month limit.

  4.5.6   Automatic Vesting Upon Involuntary Termination: If Employee's
          ----------------------------------------------
          employment is terminated for any reason, other than "For Cause" or Employee's voluntary resignation, all options granted as of the date of termination shall vest and be transferred to Employee as of the date of Employee's termination of employment, upon Employee's request, at the strike price determined by the lower of current market value of the stock or the strike price as detailed above, (e.g. if the stock is then trading at 30 dollars per share, then all options are granted and vested with strike prices as follows: 100,000 at 11 dollars, 100,000 at 17 dollars and 100,000 at 25 dollars).

  4.5.7   Automatic Vesting Upon Change of Control In the event of a change of
          ----------------------------------------
          control, all options hereunder will be awarded and vest immediately, upon Employee's request, at the strike price determined by the lower of current market value of the stock or the strike price as explained in Point 4.5.6. In such an event, there shall be no limitation on the number of shares that may be sold during any monthly period.

     5.   Reimbursement for Expenses.
          --------------------------

     5.1  Reimbursement. The Company shall reimburse Employee or cause him to be
          -------------
promptly reimbursed for all reasonable and necessary expenses incurred by Employee in furtherance of the business and affairs of the Company, including, but not limited to, all travel expenses and living expenses while away from home on business or at the request of the Company or the Board. Such reimbursement shall be effected as soon as reasonably practicable after such expenditures are made, against presentation of signed, itemized expense reports in accordance with the present travel and business expense reimbursement policies of the Company.

     6.   Fringe Benefits.
          ---------------

     6.1  Benefits. The Company shall furnish to Employee, at the Company's
          --------
expense, the following specific benefits in addition to any other benefits provided in the Agreement.

     (a) Company paid family medical and dental insurance coverage. The insurance coverage provided to the Employee shall be no less favorable to the Employee and his family, than the insurance coverage provided by the Company to any other employee, agent, officer or similar operative of the Company or that which is in effect on the Effective Date;

     (b)  Participation in the Company's 401K plan.

     (c) A life insurance policy equal to 4 (four) times Employee's base salary.

     (d)  A disability policy for short term and long term disability.

     (e) An apartment in New York City at a cost not to exceed $2,500 per month paid directly by the Company to the property lessor.

     6.2  Other Benefits. The Company maintains employee benefit plans and
          --------------
arrangements. The Employee shall be entitled to and may elect to participate in, or receive benefits equivalent to, any plans or arrangements instituted subsequent hereto by the Company for its employees (including without limitation each pension and retirement plan and arrangement, stock option plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan). The Company shall not make any changes in such plans or arrangements, which would adversely affect the Employee's rights or benefits thereunder. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the base salary payable to the Employee.

     6.3  Post Termination Benefits. If Employee's employment is terminated for
          -------------------------
any reason other than "For Cause" or Employee's voluntary resignation, the Fringe Benefits provided to Employee under this Article 6 shall be continued for
(a) a period equal to six (6) months or (b) if lesser, until Employee is re-employed on a full-time basis. In the event of termination, other than "For Cause" or voluntary resignation, Employee shall use his best efforts to be re-employed on a full time basis, which efforts shall be a condition to receipt of Fringe Benefits.

     6.4  Vacations. The Employee shall be entitled to 15 (fifteen)-vacation
          ---------
days in each calendar year, and to compensation for earned but unused vacation days, determined in accordance with the Company's vacation plan. The Employee shall also be entitled to all paid holidays given by the Company to its executives and other employees. The number of vacation and paid holidays and the policies related thereto available to the Employee shall be no less favorable to the Employee than the vacation and holiday benefits provided to any other employee, agent or similar operative or those in effect on the Effective Date.

     6.5  Service Furnished. The Company shall furnish the Employee with office
          -----------------
space, word processing and computer assistance and such other facilities and services as shall be suitable to the Employee's position and adequate for the performance of his duties as set forth herein.

     7.   Termination.
          -----------

     7.1  Events of Termination. This Agreement may only be terminated upon the
          ---------------------
following circumstances:

     (a)  Death. The death of the Employee;
          -----

     (b)  Disability. The Employee's Disability and election of the Company to
          ----------
          terminate as set forth in Sections 7.2 and 7.3, respectively;

     (c)  Term Expiration. The expiration of the Initial Term or any Renewal
          ---------------
          Term only if the written notice provided for in Section 3.2 has been delivered to the nonterminating party after the beginning of the Term that is to be the last Term and 90 (ninety) days prior to the expiration of the Term for which the notice is to be effective;

     (d)  Termination For Cause by the Company.  Written notice from the Company
          ------------------------------------
          delivered to the Employee that his employment is terminated For Cause, as that term is defined below; and

     (e)  Termination for Good Reason by the Employee.  Written notice from the
          -------------------------------------------
          Employee delivered to the Company that his employment is terminated For Good Reason as that term is defined below.

     7.2  Definition of Disability. "Disability" as applied to the Employee
          ------------------------
shall be deemed to have occurred whenever the Employee has suffered physical or mental illness or infirmity of such nature, degree or effect as to render Employee substantially unable to perform his duties as delineated in Article 2 hereof for a period of two (2) consecutive months.

     7.3  Termination in the Event of Disability.  In the event of Employee's
          --------------------------------------
Disability, the Company, shall have the right to terminate the Employee's employment at any time upon 30 (thirty) days advance written Notice of Termination to Employee, provided however, that the Employee may contest the determination of Incapacity at any time as provided in Section 7.4. If the Company has not elected to terminate the Employee's employment after Disability has occurred, the Company may appoint another person to temporarily perform the duties of Employee, but in such case such appointment shall not constitute a termination of Employee's employment nor a breach by the Company of this Agreement.

     7.4  Determination of Disability.  The Employee's physician, at the
          ---------------------------
Company's request, shall determine, according to the facts then available to him, whether Disability has occurred and is continuing. Such determination shall be made in good faith and not arbitrarily or unreasonably made. The Board may request the opinion of a reputable and qualified physician mutually acceptable to Employee and the Company to examine Employee for the purpose of determining whether Employee is in fact disabled. The fees of such physician, as well as any other expenses related to such physician's examination of Employee, shall be paid by the Company. Employee shall be given written notice of the intent of the Company to make such request and the Employee shall be provided with sufficient time to respond thereto. In the event the Employee's physician and the mutually agreed upon physician do not concur, the Employee shall have the right to request the appointment of a mutually agreeable third physician who shall consult with the other two physicians and make a final binding determination with respect to the Employee's Disability.

     7.5  For Cause. Except for Disability or termination upon expiration of the
          ---------
Term, the Company may terminate Employee's employment only "For Cause." For purposes of this Agreement, the Company shall have "Cause to terminate the Employee's employment only if termination by the Company shall have taken place as a direct result of: (i) Employee's conviction of a crime which constitutes a felony or misdemeanor with a possible sentence of one year or more, or (ii) Employee's failure or refusal to perform, or negligence in performing, his lawful duties as required his duties as required by this Agreement following written notice of such default within 3 (three) days of Employee's receipt of notice, or (iii) conduct that is unethical,, illegal, or prejudicial to the image or interests of the Company, or (iv) failure to follow the instructions that from time to time may be issued by the Board of Directors.

     7.6  Termination by the Employee. The Employee may terminate his
          ---------------------------
employment hereunder for Good Reason.

     For the purposes of this Agreement, "Good Reason" shall mean (a) a change in Control of the Company (as defined below), (b) a failure by the Company to comply with any material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Employee to the Company, (c) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 7.8 hereof (and for purposes of this Agreement no such purported termination shall be effective), (d) any act or pattern of acts of hostility toward employee or creation of a hostile work environment, or (e) any time when Employee's health is impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Employee shall have furnished the Company with a written statement from a physician to such effect, if requested by the Company.

     7.7  Change of Control. For purposes of this Agreement, a "Change of
          -----------------
Control," shall be deemed to have occurred if there is any change in legal or beneficial share ownership from that reflected on the Effective Date in the transfer ledger or other record of share ownership of the Company other than in connection with (i) a public offering; or (ii) any change in Share ownership which effects less than thirty percent (30%) of the issued and outstanding stock of the Company when aggregated with all prior transfers during the immediately preceding twenty-four (24) month period.

     7.8  Notice of Termination.  Any termination of the Employee's employment
          ---------------------
by the Company or by the Employee shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.


     7.9  Date of Termination.  "Date of Termination" shall mean (i) if the
          -------------------
Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to paragraph 7.1 (b) above, 30 (thirty) days after Notice of Termination is given (iii) if the Employee's employment is terminated pursuant to paragraph 7.1(c) above, the date specified in the Notice of Termination, and (iv) if the Employee's employment is terminated for any other reason the date on which a Notice of Termination is given.

     7.10 Payment Upon Termination by Company. If the Employee's employment
          -----------------------------------
shall be terminated pursuant to Sections 7.1(a), (b) or (c), the Company shall pay the Employee his base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given thereafter, compensation shall be paid, as herein provided. If Employee dies, however, Employee's spouse shall receive all compensation, including post termination compensation, due to Employee.

     7.11 Miscellaneous. Termination of employment of Employee shall not
          -------------
terminate this Agreement. Employee, however, shall not be obligated to mitigate damages by seeking employment elsewhere.

     8.   Confidential Information.
          ------------------------

     8.1 Employee agrees that he will not, either during the term of this Agreement or at any time after the termination thereof, disclose or make accessible to any other person (except pursuant to the valid order of a court or governmental agency), or use for the benefit of himself or any other person, any Confidential Information as hereinafter defined.

     8.2 "Confidential Information" for the purposes of this Employment Agreement means any knowledge of information which is not generally known or available relating to the existing or contemplated products, or services, equipment, processes and methods, technology, research, engineering or developmental work, processes, formulae, inventions, plans, business procedures, sales methods, customer lists, customer usage and requirements, raw materials and the suppliers and costs thereof, and other confidential business information and data relating to the affairs of the Company or of any other subsidiary or division of the Company with which Employee may have an association or relationship. Confidential Information shall not, however, include any information which (a) has become knows in the industry through no wrongful act of Employee; (b) has been rightfully received from a third party without restriction and without breach of this Agreement; (c) has been furnished to a third party by the Company without a similar restriction on the third party's rights; or (d) is in the public domain.

     9.   Notices. Any notices and communications required to be given under
          -------
this Employment Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or delivered by hand to the parties at the addresses set forth below, or at such other addresses as any party may designate to the others by notice hereunder:

     If to the Company:
                      FinancialWeb.com, Inc.
                      201 Park Place
                      Suite 321
                      Altamonte Springs, FL 32701


     If to Employee:
                   Mr. Kevin Leininger
                   53 Alexanders Court
                   Wrightstown, PA 18940


     10.  Review.
          ------

     Each year in January, the Company and the Employee agree to meet to review the performance of Employee, Employee's status with the Company and the status of the Company.

     11.  Good Faith. Except as herein expressly provided to the contrary,
          ----------
whenever this Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consents or approvals and all actions taken in compliance with or relating to this Agreement shall not be unreasonably withheld or delayed and shall be reasonable exercised in good faith.

     12.  Severability. If any provision or term of this Agreement shall be
          ------------
found by any court of competent jurisdiction to be enforceable, the remaining terms and provisions hereof shall remain in full force and effect, as if such enforceable provision or term had never been a part hereof.

     13.  Captions. The headings of paragraphs hereof are used for convenience
          --------
only and shall not affect the meaning or interpretation of the contents hereof.

     14.  Successors.  This Agreement is personal and may not be assigned by
          ----------
Employee. This Agreement shall inure to the benefit of and be binding upon the Company's successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement and form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain such agreement prior to such succession shall be a breach of this Agreement and shall entitle the Employee to compensation in the same amount and on the same terms as if he terminated his employment for Good Reason. The date on which the succession becomes effective shall be deemed the Date of Termination. For purposes of this Agreement "Company" shall mean not only the Company as defined herein, but also any successor to its business or assets or which otherwise becomes bound under this Agreement by operation of law.

     15.  Entire Agreement. This Employment Agreement contains the entire
          ----------------
agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended or waived or discharged except in writing signed by all parties.

     16.  Governing Law. This Agreement is entered into and shall be construed
          -------------
in accordance with the laws of the State of Florida. The parties hereto shall submit to the jurisdiction and venue of the State and Federal Courts of Florida in the event of a dispute.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the day and year first above written.


                                    FINANCIALWEB.COM, INC.


                                    Name:  /s/ James P. Gagel
                                         -----------------------------
                                    Title:    EVP, General Counsel


                                    /s/ KEVIN LEININGER
                                        ----------------------------
                                        Kevin Leininger